EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of MicroMed Cardiovascular, Inc. (the “Company”) of our report dated March 15, 2007 relating to our audit of the consolidated financial statements, which appears in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

April 10, 2007